UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 9, 2015 (January 7, 2015)

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2015, the Board of Directors (the “Board”) of Asbury Automotive Group, Inc. (the “Company”), upon the recommendation of the Governance and Nominating Committee, approved the appointments of: (i) Scott Thompson, to serve as a Class I member of the Company’s Board of Directors until the 2015 annual meeting of stockholders, or until his successor shall be duly elected and qualified; and (ii) Joel Alsfine, to serve as a Class II member of the Company’s Board of Directors until the 2016 annual meeting of stockholders, or until his successor shall be duly elected and qualified. The appointments of Messrs. Thompson and Alsfine bring the total number of Company Directors to 11, nine of whom are independent. The Board has appointed Mr. Thompson to the Risk Management Committee and the Compensation and Human Resources Committee, and Mr. Alsfine to the Risk Management Committee and the Audit Committee.

Mr. Thompson, 55, served as President & Chief Executive Officer of Dollar Thrifty Automotive Group, Inc. from 2008 to 2012 and served as CEO and Chairman until it was purchased by Hertz Global Holdings, Inc. in 2012. Prior to joining Dollar Thrifty, Mr. Thompson helped found Group 1 Automotive, Inc., a specialty retailer in the automotive retailing industry, where he served as Executive Vice President, Chief Financial Officer and Treasurer from 1996 until 2004.

Mr. Alsfine, 45, is a partner at MSD Capital L.P. in New York, the investment firm formed in 1998 to exclusively manage the capital of Michael Dell and his family, which he joined in 2002. From 2000 to 2002, Mr. Alsfine was Managing Director of TG Capital Corp. in Miami. Prior to 2000, Mr. Alsfine held the post of Engagement Manager with McKinsey & Co. in New York.

As non-management Directors, Mr. Thompson and Mr. Alsfine will each receive an annual retainer of $40,000, payable quarterly, along with $2,000 for each Board meeting attended in person, and $1,000 for each Board meeting attended telephonically. Mr. Thompson will receive $2,000 for each Risk Management Committee meeting attended in person and $1,000 for each committee meeting attended telephonically. He will also receive $2,000 for each Compensation and Human Resources Committee meeting attended in person and $1,000 for each committee meeting attended telephonically. Mr. Alsfine, like Mr. Thompson, will receive $2,000 for each Risk Management Committee meeting attended in person and $1,000 for each committee meeting attended telephonically. He will also receive $2,000 for each Audit Committee meeting attended in person and $1,500 for each committee meeting attended telephonically.

The Company will also reimburse Mr. Thompson and Mr. Alsfine for reasonable out-of-pocket expenses incurred in connection with their attendance at Board and/or committee meetings and each will receive the use of a motor vehicle. Additionally, Mr. Thompson and Mr. Alsfine, as Directors, will receive an annual award of shares of common stock of the Company during the Company's normal and customary equity grant cycle. These annual equity awards, presently in the amount of $95,000, will vest immediately upon grant.

The January 9, 2015, press release announcing the appointments of Mr. Thompson and Mr. Alsfine to the Company’s Board is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibit is furnished as part of this report.

Exhibit No.	Description

99.1	Press Release dated January 9, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: January 9, 2015	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 9, 2015.